UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 27, 2023

Date of Report (Date of earliest event reported)

HUAIZHONG HEALTH GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-55369	90-1020141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Tianan Technology Park, 13/F Headquarters Center Building 16, 555 Panyu North Ave, Panyu District, Guangzhou City, China 511493

(Address of Principal Executive Offices, and   Zip Code)

+ 86 (20) 2982-9356

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADAD	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On July 17, 2023, Huaizhong Health Group Inc., (the “Company”), Sannong Youxuan (BVI) Limited (the “Target”), and Sannong Youxuan Holdings Limited, the sole shareholder of the Target (the “Seller”) entered into a Termination Agreement (the “Termination Agreement”), pursuant to which the Company and the Seller agreed to terminate the Share Exchange Agreement, entered into on March 27, 2023 (the “Share Exchange Agreement”). Effective as of the date of termination, the Seller, the Target and the Company, on their own behalf and on behalf of their affiliates and other related parties, mutually released the other party from any claims that may have been made by such party against the other party arising from or relating to the Share Exchange Agreement, including the performance thereof and further payment obligations of any kind in connection therewith.

The Termination Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Termination Agreement above does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement.

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Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Termination Agreement, dated as of July 17, 2023, by and among Huaizhong Health Group Inc., Sannong Youxuan (BVI) Limited, and Sannong Youxuan Holdings Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

HUAIZHONG HEALTH GROUP INC.

Dated: July 17, 2023	By:	/s/ Yuantong Wang
	Name:	Yuantong Wang
	Title:	Chief Executive Officer and Chairman

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